EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-177604 on Form S-8 of ITT Inc. of our report dated June 24, 2022 appearing in this Annual Report on Form 11-K of the ITT Retirement Savings Plan for the year ended December 31, 2021.

/s/ Crowe LLP

Crowe LLP
New York, New York
June 24, 2022